Exhibit 99.1

1 Aditxt, Inc. (NASDAQ: ADTX) Accelerating Innovation

This presentation contains forward - looking statements that are subject to many risk and uncertainties. Forward - looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned product development; our intellectual property position; our ability to develop commercial functions; expectations regarding project launch and revenue; our results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which we operate; and the trends that may affect the industry or us. Although we believe we have a reasonable basis for each forward - looking statement, we caution you that forward looking statements are not guarantees of future performance. ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 2 Actual results may differ materially from those indicated by these forward - looking statements as a result of various important factors, as well as those risks more fully discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10 - K for the year ended December 31, 2021, that was filed with the U.S. Securities and Exchange Commission on March 25, 2021 as well as discussions of potential risk, uncertainties, and other important factors in the Company’s subsequent filings with the U.S. Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward - looking statements, whether as a result of new information, future events or otherwise. This Presentation includes certain projections and forward - looking statements provided by the Company, including with respect to the anticipated future performance of the Company, and our ability to develop and commercialize products and obtain regulatory approvals. Such projections and forward - looking statements reflect various assumptions of management, and are subject to significant business, regulatory, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company. Accordingly, there can be no assurance that such projections or forward - looking statements will be realized. Actual results may vary from anticipated results and such variations may be material. Therefore, you should not rely on any of these projections or forward - looking statements. Important factors that could cause our actual results to differ materially from those indicated in the projections or forward - looking statements include, among others: (i) risks associated with the regulatory approval process; (ii) our ability to enter strategic relationships for development or commercialization of our products; (iii) patents may not issue from our patent applications, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; (iv) our ability to obtain sufficient financing; and (v) our ability to consummate on terms that are favorable to us or at all any potential strategic transactions. Any projection or forward - looking statement made by us in this Presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any projection or forward - looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Safe Harbor Statement & Disclaimers

Beyond Genome Sequencing… Immune Monitoring and Reprogramming will lead to a new era of precision medicine The New Age of Immunity AMRO ALBANNA Co - founder, Chairman and CEO of Aditxt, Inc. ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 3

Our Business Model We Develop, Operate, Commercialize, and Monetize promising biotechnologies in the field of immunology 1. Innovate 3.Commercialize 2. Operate M o n e t i z e Shareholders

Aditxt Immune Health

The company to deliver

Locations


Aditxt

Richmond, VA
Corporate Headquarters



Silicon Valley, CA
Innovation and Product Development



New York City, NY
Business and Corporate Functions

Current Programs


Aditxt

Richmond, VA
AditxtScore™



Berlin, Germany
Adimune™

Innovation	Operation	Commercialization	Corporate	CEO and Board
 **Shahrokh Shabahang, MS, PhD** Co-founder, Chief Innovation Officer, Board Member	 **Rowena Albanna** Chief Operating Officer	 **Joachim-Friedrich Kapp, MD, PhD** Head of Adimune™	 **Corinne Pankovcin** President	 **Amro Albanna** Co-founder, CEO, Chairman of the Board of Directors
 **Ge Chen, M.D.** Senior Vice President, Preclinical Research & Discovery	 **Rodger Paxton** Director of Information Technology	 **Anthony Voorhies** Head of AditxtScore	 **Thomas J. Farley, CPA** Chief Financial Officer	 **Brian Brady, CFA** Independent Director
 **Dolly Tyan, PhD, D(ABHI)**	 **Simon Sansano** Laboratory Compliance Manager	 **Joseph P. McConnell, PhD, DABCC, FAACC** SVP Laboratory Science, AditxtScore	 **Matthew Shatzkes, Esq.** Chief Legal Officer, General Counsel	 **Namvar Kiaie** Independent Director
		 **Anastasia Katany, D.O. ABFM, FAARFM, ABAARM**	 **Jennifer Lee** Vice President of Human Resources	 **Jeffrey Runge, M.D** Independent Director

ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 5

Asset #1: AditxtScore ۲

• Everyone’s immune system is unique and responds differently to viruses, bacterial antigens, peptides, drugs, bone marrow, solid organ transplants and cancer • By measuring and monitoring each individual’s immune system, it unlocks a new universe of maintaining and treating our immune health. This is precision made possible. Opportunity We must monitor our immune status to make more informed and timely health decision ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 7

Aditxt Immune Health
Immune Monitoring

AditxtScore™: Immune Monitoring Platform

- A proprietary platform for comprehensive profiles of any individual's immune system – monitors reactions to viruses, bacteria, allergens and transplanted organs.
- Can anticipate attacks on the body and determine potential responses, guiding a plan to manage the condition or neutralize the pathogen
- Initial technology was licensed from Stanford University. It encompasses methods, systems and kits for detection and measurement of specific immune responses.
- AditxtScore™ technologies are protected by two patent families
- Substantial know-how and trade secrets in development and commercialization

AditxtScore™ Cellular Immunity Assessment Evaluation of memory B cell response (v. 2.0)

- Can detect 100 different targets
- Four-hour assay
- Sensitivity = 1 / 106 cells

Chen G, Liu H, Tyan D. FlowSpot: Real time prediction and monitoring of cellular immune profiles for responses to pathogens, vaccines, therapeutics, and transplantation. Manuscript submitted for publication.


Fluorochrome #2
Fluorochrome #1
#100
Neg.
Pos.
#70
Neg.
Pos.
PE-Anti-IgG

ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system
8

No exposure Vaccine - induced Natural exposure Immune Monitoring AditxtScore for COVID - 19 Innovation ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 9

AditxtScore ۲ for Type 1 Diabetes in Development Early Detection of Auto - antibodies AditxtScore ۲ for T1D • Detection of auto - antibodies to all 4 beta cell antigens in a single multiplex assay • Monitoring of disease progression • Monitoring of response to therapy Immune Monitoring Innovation ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 10

AditxtScore TM Potential Applications Immune Monitoring Innovation ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 11

Scaling Up for Millions of Tests High - capacity, CLIA - certified AditxtScore ۲ immune monitoring center in Richmond, Virginia Introduced in a joint press conference including Virginia Governor Ralph Northam and Richmond Mayor Levar Stoney Potential to scale to process up to 10 million AditxtScores TM annually ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 12 Operation

Physicians (insurance & client bill) Distributors (client bill) Referring Labs (client bill) Employers (client bill) Draw Stations (client bill) Collectors (insurance with service fees) Active Sales Channels Commercialization ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 13

• For the quarter ended March 31, 2022 Aditxt recognized $210,279 of revenue compared to $105,034 in the year ended December 31, 2022. - - - $105,034 $210,279 $ - $100,000 $50,000 $200,000 $150,000 $250,000 $300,000 $350,000 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Aditxt Revenue Commercialization ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 14

Asset #2: Adimune ۲

Opportunity Modulating the immune system to address autoimmunity, organ rejection, and allergies ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 16

Technologies protected by 7 patent families: • 8 U.S. patents, 4 U.S. pending applications, 86 foreign patents, and 14 foreign pending applications (EU, Australia, Canada, Japan, China, India, Hong Kong) Patents categorized into 3 groups • Autoimmune diseases and type 1 diabetes • Prevention of immune activation • Delivery systems for antigens We also possess and in - license substantial know - how and trade secrets for development and commercialization, including related manufacturing processes and technologies. ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 17 Immune Modulation: Our Platform Immune Modulation

What is it? Caused when the immune system attacks skin cells, triggering fast production of replacements leading to patches of build - up, psoriasis is often distressing and uncomfortable. It can also reduce life expectancy. Our treatment Aditxt’s solution aims to prevent the immune system attacks, dealing with the cause of skin cell build - ups at their root. Our treatment reduced skin thickening by 69% and scaling by 38% over a 10 - day study period in an established psoriasis model. Innovation Psoriasis Immune Modulation ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 18

Type I Diabetes What is it? The condition is triggered by the immune system attacking insulin - producing cells in the pancreas. As insulin allows glucose to move from our blood into our cells to produce energy, diabetes creates a build up of sugar in the blood and deprives the cells. It decreases life expectancy and can damage the heart, kidneys, eyes and feet. Our treatment Aditxt’s solution aims to stop the precise immune system malfunction in its tracks, allowing the production of insulin. Immunotherapy that achieves this would be the first permanent cure for the disease. In initial trials our treatment restores insulin production and reverses hyperglycemia. Immune Modulation Innovation ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 19

What is it? The grafting of skin from one person to another, the donor often being dead, is often considered the best treatment for wound coverage, especially for victims with extensive burns. However, it is not permanent, and rejection is inevitable. Our treatment Aditxt’s solution aims to increase the graft’s longevity by a factor of three, improving each patient’s quality of life and reducing the number of medical procedures required. Innovation Skin Allografts Immune Modulation ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 20

Indication H1 2021 H2 2021 H2 2022 2023 Psoriasis IND - enabling studies Clinical trials Type 1 Diabetes IND - enabling studies Clinical trials Skin Allograft Transplantation Nonclinical studies Clinical trials Multiple Sclerosis Construct IND - enabling studies Nonclinical studies Immune Modulation Operation ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 21

Deal Date Licensor Licensee Phase of Develop - ment Indication(s) Deal Type Upfront Payment (M) Milestone Payment (M) Total Deal Value (M) 13 - Nov - 2019 Exicure Allergan Discovery Alopecia License – Collaboration (option) $25 $725 $770 30 - Oct - 2019 Pandion Therapeutics Astellas Pharma Discovery Type 1 Diabetes License – Collaboration $45 $750 $795 29 - Oct - 2018 Denali Therapeutics Sanofi Genzyme Phase 1 Clinical Psoriasis and other CNS indications License – Collaboration (option) $125 $1,095 $1,220 02 - Dec - 2016 Exicure Purdue Pharma Phase 1 Clinical Psoriasis License – Collaboration (option) $10 $777 $787 02 - Jun - 2015 Anokion Astellas Pharma Discovery Type 1 Diabetes and Celiac disease License – Collaboration Undisclose d Undisclose d $760 Notable Recent Licensing Transactions Significant opportunity in pharma backed indications Significant upside potential in low saturated indication Source: Cortellis Health Intelligence Pre - Phase III Pharma/Biotech to Pharma/Biotech Deal Count Last 5 years 40 35 30 25 20 15 10 5 0 Psoriasis Type 1 Diabetes Solid Organ Transplants Celiac Disease Alopecia Skin Allograft Immune Modulation Commercialization ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 22

Asset #3: Cellvera Revenue Sharing

Summary Ticker Market Cap Share Price 1 Shares Outstanding 2 ~$9 M ~$0.19 ~48 M Avg. Daily Trading Volume (90 day) 1 ~5M ADTX 1. Source: Yahoo! Finance: As of July 11, 2022. 2. Source: Aditxt March 31, 2022 form 10 - Q. Financials Program 2020 2021 2022 2023 AditxtScore Development Monetization Adimune Operation Commercialization Monetization Cellvera Monetization Operation ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 24 Commercialization Development Development, Operation and Commercialization (by Cellvera)

Contacts Aditxt, Inc. (Aditxt ۲ ) IR@aditxt.com 737 N. Fifth Street, Suite 200 Richmond, VA 23219 Main: 650 - 870 - 1200 ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 25

APPENDIX: Sources https://www.alliedmarketresearch.com/autoimmune - disease - therapeutics - market https://www.bchttps:// www.alliedmarketresearch.com/allergy - treatment - market#:~:text=The%20global%20allergy%20treatment%20market,6.3%25%20from%202018%20to%202025.cresearch.com/market - research/pharmaceuticals/infectious - disease - treatments - markets - report.htm https://www.alliedmarketresearch.com/allergy - treatment - market#:~:text=The%20global%20allergy%20treatment%20market,6.3%25%20from% 202018%20to%202025 https://www.grandviewresearch.com/industry - analysis/transplantation - market https://www.grandviewresearch.com/industry - analysis/central - nervous - system - cns - therapeutic - market#:~:text=The%20global%20CNS%20therapeutic%20market,USD%20124.0%20billion%20in%202021 https://www.fortunebusinessinsights.com/dermatology - drugs - market - 104432 https://finance.yahoo.com/quote/ADTX/ ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system 26